Exhibit 99.1 Unaudited Pro Forma Financial Statements of Care Investment Trust Inc.
The following presents our unaudited pro forma financial information for the year ended December 31, 2008 and for the six months ended June 30, 2009. The pro forma statements of operations for the year ended December 31, 2008 and the six months ended June 30, 2009 give effect to the following series of transactions for an aggregate sales price of approximately $44.6 million (13.6% of total assets): (i) sale of four mortgage loans to CapitalSource Bank on September 15, 2009 and (ii) pursuant to the Mortgage Purchase Agreement, dated September 30, 2008, by and between Care Investment Trust Inc. (the “Company”) and CIT Healthcare LLC, the Company’s external manager (the “Manager”), the respective sales of two mortgage loans on August 19, 2009 and one mortgage loan on September 16, 2009, as if each of the transactions had occurred at January 1, 2008. The Company has not reached a conclusion as to how the net proceeds from the mortgage loan sales will be used and has therefore assumed, for the purposes of preparing these pro forma financial statements, that the net proceeds are invested in money market funds from the assumed date of the transactions. The unaudited pro forma balance sheet as of June 30, 2009 has been prepared as if the net cash proceeds from the sales of the mortgages were reinvested into money market funds with an assumed rate of return of 0.50%. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.
The unaudited pro forma financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period. You should read the information set forth below together with (i) the Care Investment Trust Inc. consolidated financial statements as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, including the notes thereto, included in the Care Investment Trust Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and (ii) the Care Investment Trust Inc. unaudited consolidated financial statements as of June 30, 2009 and for each of the six-month periods ended June 30, 2009 and 2008, including the notes thereto, included in the Care Investment Trust Inc. Form 10-Q.
Care Investment Trust Inc.
Unaudited Pro Forma Balance Sheet
June 30, 2009

	June 30,	Pro Forma
	2009	Adjustments		Pro Forma
	(Unaudited)
Assets:
Real Estate:
Land	$5,020			$5,020
Buildings and improvements	101,000			101,000
Less: accumulated depreciation and amortization	(2,963)			(2,963)

Total real estate, net	$103,057	$—		$103,057
Cash and cash equivalents	53,751	44,553	(b)	100,294
		(44,553	)(c)
		44,553	(c)
		1,990	(d)
Investments in loans at the lower of cost or market	101,199	8,323	(a)	56,510
		(53,012	)(b)
Investments in partially-owned entities	60,842			60,842
Accrued interest receivable	557			557
Deferred financing costs, net of accumulated amortization of $443 and $339, respectively	777			777
Identified intangible assets — leases in place, net	4,636			4,636
Other assets	3,807			3,807

Total assets	$328,626	$1,854		$330,480

Liabilities and Stockholders’ Equity Liabilities:
Borrowings under warehouse line of credit	—
Mortgage notes payable	82,183			82,183
Accounts payable and accrued expenses	6,029			6,029
Accrued expenses payable to related party	1,137			1,137
Obligation to issue operating partnership units	1,519			1,519
Other liabilities	1,284			1,284

Total liabilities	$92,152	$—		$92,152
Commitments and Contingencies (Note 16)
Stockholders’ Equity:
Common stock: $0.001 par value, 250,000,000 shares authorized, 20,060,600 and 21,023,403 shares issued and outstanding, respectively	21			21
Treasury stock	(8,334)			(8,334)
Additional paid-in-capital	299,926			299,926
Accumulated deficit	(55,139)	8,323	(a)	(53,285)
		(8,459	)(b)
		1,990	(d)

Total stockholders’ equity	$236,474	$1,854		$238,328

Total Liabilities and Stockholders’ Equity	$328,626	$1,854		$330,480

Notes to Unaudited Pro Forma Balance Sheet as of June 30, 2009

(a) The adjustment reflects the reversal of valuation allowance recorded on loans during the period from January 1, 2008 to June 30, 2009.
Notes continued on following page.

(b) The adjustment reflects the aggregate cash consideration received for loans with an aggregate basis of $53,012, after pro forma adjustments to reverse valuation allowance as follows:
Maryland Skilled Nursing Facility:	$8,366
Michigan Skilled Nursing Facilities:	17,383
Texas Skilled and Assisted Living Facilities:	5,934
Texas Skilled Nursing Facility:	4,121
Texas Skilled Nursing Facilities:	6,425
Florida Assisted Living Facility:	2,324

Total	$44,553

Cash	$44,553
Loss on Sale of Mortgage Loan Investments	$8,459
Investments in loans at the lower of cost or market Gross		$53,012

(c) The adjustment reflects the reinvestment of net proceeds into money market funds.
Investment in money market funds, cash equivalents	$44,553
Cash		$44,553

(d) The adjustment reflects the impact on cash and equity of the pro forma entries included in the pro forma statements of operations
Cash	$1,990
Accumulated deficit		$1,990

Care Investment Trust Inc.
Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2008
(in thousands, except per share data)

	Twelve months ended
	December 31,	Pro Forma
	2008	Adjustments		Pro Forma
Revenue
Rental revenue	$6,228			$6,228
Income from investments in loans	15,794	(4,034	)(c)	11,760
Other income	237			237

Total revenue	$22,259	(4,034)		$18,225

Expenses
Management fees to related party	4,105	(29	)(d)	4,076
Marketing, general and administrative (including stock-based compensation expense of $1,212)	6,623			6,623
Depreciation and amortization	1,554			1,554
Valuation allowance on loans held at LOCOM	29,327	(8,363	)(a)	20,964
Loss on sale of loans	2,662	8,459	(f)	11,121

Operating expenses	$44,271	$67		$44,338
Loss from investments in partially-owned entities	4,431			4,431
Unrealized loss on derivative instruments	237			237
Interest income	(395)	(223	)(e)	(618)
Interest expense including amortization of deferred financing costs	4,521	(539	)(b)	3,982

Net loss	$(30,806)	$(3,339)		$(34,145)
Net loss per share of common stock	$(1.47)			$(1.63)

Basic and diluted weighted average common shares outstanding	20,952,972			20,952,972

Notes to Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2008

(a) The adjustment reflects the reversal of valuation allowance recorded on loans during the period
LOCOM Reserve	$8,363
Valuation Allowance on Loans Held at LOCOM		$8,363

(b) The adjustment reflects the elimination of Interest Expense incurred during the period related to the loans sold
Cash	$539
Interest Expense		$539

(c) The adjustment reflects the elimination of income from investments in loans sold
Income from investments in loans	$4,034
Cash		$4,034

(d) The adjustment reflects the reduction to the management fee for the change in equity associated with the loans sold
Cash	$29
Management fees to related party		$29

(e) The adjustment reflects the reinvestment of net cash proceeds in money market funds at an assumed rate of 0.50%
Cash	$223
Interest Income		$223

(f) The adjustment reflects the loss on the sale of loans, after considering the pro forma reversal of valuation allowance — refer to balance sheet entry (b)

Care Investment Trust Inc.
Unaudited Pro Forma Statement of Operations for the Six Months Ended June 30, 2009
(in thousands, except per share data)

	Six Months Ended
	June 30,	Pro Forma
	2009	Adjustments		Pro Forma
Revenue
Rental revenue	$6,342			$6,342
Income from investments in loans	4,654	(1,921	)(c)	2,733
Other income	180			180

Total revenue	$11,176	$(1,921)		$9,255

Expenses
Management fees to related party	1,152	(23	)(d)	1,129
Marketing, general and administrative (including stock-based compensation expense of $120)	5,305			5,305
Depreciation and amortization	1,692			1,692
Adjustment to valuation allowance on loans held at LOCOM	(3,167)	39	(a)	(3,128)

Operating expenses	$4,982	$16		$4,998
Loss from investments in partially-owned entities	2,210			2,210
Net unrealized gain on derivative instruments	(1,525)			(1,525)
Realized gain on sale of loan to manager	(22)			(22)
Interest Income	—	(112	)(e)	(112)
Interest expense including amortization and write off of deferred financing costs	3,569	(46	)(b)	3,523

Net Income	$1,962	$(1,779)		$183
Net income per share of common stock	$0.10			$0.01

Basic and diluted weighted average common shares outstanding	20,041,683			20,041,683

Notes to Unaudited Pro Forma Statement of Operations for the Six Months Ended June 30, 2009

(a) The adjustment reflects the reversal of valuation allowance recorded on loans during the period
Valuation Allowance on Loans Held at LOCOM	$39
LOCOM reserve		$39

(b) The adjustment reflects the elimination of Interest Expense incurred during the period related to the loans sold
Cash	$46
Interest Expense		$46

(c) The adjustment reflects the elimination of income from investments in loans sold
Income from investments in loans	$1,921
Cash		$1,921

(d) The adjustment reflects the reduction to the management fee for the change in equity associated with the loans sold
Cash	$23
Management fees to related party		$23

(e) The adjustment reflects the reinvestment of net cash proceeds in money market funds at an assumed rate of 0.50%
Cash	$112
Interest Income		$112